Exhibit 10.8

Dated: ______________________

ETFS COLLATERALIZED COMMODITIES TRUST

FORM OF DIRECT AGREEMENT

(relating to Funds established each as a separate series within the Trust)

between:

[COUNTERPARTY]

and

[AUTHORIZED PARTICIPANT]

Contents

1. Defined terms and interpretation	3

2. Obligations Relating To Settlement Failures	8

3. Undertakings	10

4. Representations	11

5. Acknowledgements of Authorized Participant	12

6. Payments and Interest	12

7. Deduction or Withholding for Tax	13

8. Set-Off	17

9. Notices	17

10. Amendment	18

11. Termination	18

12. Assignment	18

13. Survival	19

14. Miscellaneous	19

15. Governing law and Jurisdiction	19

16. Counterparts	19

Schedule 1 Representations and Warranties by Authorized Participant	20

Schedule 2 Representations and Warranties by Counterparty	21

DIRECT AGREEMENT

THIS AGREEMENT is made the [________] day of [________],

Between:

(1)	__________, a __________ corporation (“Counterparty”); and

(2)	__________, a __________ corporation (“Authorized Participant”);

Whereas:

(A)

ETFS Collateralized Commodities Trust, a Delaware statutory trust whose office is located at _____________(“Trust”) has established a platform pursuant to which Shares issued by separate series thereof (“Funds”) will be subscribed by Authorized Participant and other parties each in their own capacity as an authorized participant.

(B)	Funds will enter into Commodity Contracts with Counterparty in accordance with the terms of the Facility Agreement between Counterparty and the Funds.

(C)

Counterparty and Authorized Participant wish to record certain arrangements which they have made in relation to the issuance of Shares by the Funds and the entering into of Commodity Contracts between Counterparty and the Funds.

Now it is hereby agreed as follows:

1.	Defined terms and interpretation

Defined terms

1.1 In this Agreement, the following words and expressions have the following meanings unless the context otherwise requires:

“Additional Termination Event” has the meaning given in the Master Agreement;

“Affected Party” has the meaning given in the Master Agreement;

“Affected Transaction” has the meaning given in the Master Agreement;

“Affiliate” means, in relation to any person, any entity controlled, directly or indirectly, by that person, any entity that controls, directly or indirectly, that person, or any entity directly or indirectly under common control with that person; and for this purpose, control of any entity or person means ownership of a majority of the voting power of the entity or person;

“Agreement” means this agreement between Authorized Participant and Counterparty;

“Authorized Individual” means, in respect of a Party, a natural person having authority on behalf of that Party to sign notices, give instructions and make binding commitments on behalf of that Party in relation to activities contemplated by the Facility Agreement or this Agreement as notified in writing by such Party from time to time;

“Authorized Participant” means _____________;

“Authorized Participant Agreement” means the Authorized Participant agreement relating to Shares dated [______] between Authorized Participant, Sponsor, and Trust on behalf of each Fund, which sets forth the procedures for the creation and redemption of Shares in a Fund;

“Authorized Participant Delayed Settlement” means, in relation to any Commodity Contracts, the Creation Order Amount with respect to the corresponding Shares not being paid into the Commodity Contract Counterparty Account in full in cleared and immediately available US Dollar funds on the Payment Date for the entering into of those Commodity Contracts, other than any such failure which has occurred as a result of (i) the failure of Counterparty to comply with its obligations in respect of such Commodity Contracts under the Facility Agreement, (ii) such payment being discharged by way of set-off between Authorized Participant and Fund under the Authorized Participant Agreement, or (iii) an Authorized Participant Settlement Failure;

“Authorized Participant Settlement Failure” means, in relation to any Commodity Contracts, the failure by Authorized Participant to comply with its obligations in respect of the Creation Order for the Shares relating to those Commodity Contracts under the Authorized Participant Agreement (including without limitation a failure to pay the Creation Order Amount in respect of those Shares on the Payment Date therefor in full in cleared and immediately available US Dollar funds into the Commodity Contract Counterparty Account in accordance with the Authorized Participant Agreement), other than any such failure which has occurred as a result of (i) the failure of Fund to comply with its obligations in respect of the issue of those Shares under the Authorized Participant Agreement or (ii) the failure of Counterparty to comply with its obligations in respect of the entering into of the corresponding Commodity Contracts under the Facility Agreement;

“Business Day” means a Day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York;

“Change in Tax Law” means (a) any action taken by a taxing authority, or brought by a taxing authority in a court of competent jurisdiction after the date of this Agreement (regardless of whether such action is taken or brought with respect to a Party); or (b) the announcement, enactment, promulgation, execution or ratification of, or any change or proposed change in or amendment or proposed amendment to, any law, treaty or practice relating to tax (or in the application or official interpretation by any competent authority of any law, treaty or practice relating to tax) that occurs on or after the date of this Agreement;

“Commodity Contract” means a contract between Fund and Counterparty entered into in accordance with the Facility Agreement, establishing obligations of Counterparty to Fund;

“Commodity Contract Counterparty Account” means the bank account notified by Counterparty to Fund as such under the Facility Agreement from time to time;

“Compensation Amount” has the meaning given in Section 2.4;

“Compensation Amount Determination Date” has the meaning given in Section 2.3;

“Counterparty” means ________;

“Counterparty Delayed Settlement” means, in relation to any Commodity Contracts corresponding to Shares held by Authorized Participant which are to be Redeemed, the Termination Amount with respect to those Commodity Contracts not being paid into the applicable Redemption Account (as defined in the Facility Agreement) in full in cleared and immediately available US Dollar funds on the Payment Date for the termination of those Commodity Contracts, other than any such failure which has occurred as a result of (i) the failure of Authorized Participant to comply with the provisions of the terms and conditions of the Shares relating to the Redemption of the corresponding Shares under the Authorized Participant Agreement, (ii) such payment being discharged by way of set-off between Counterparty and a Fund under the Facility Agreement, or (iii) a Counterparty Settlement Failure;

“Counterparty Settlement Failure” means, in relation to any Commodity Contracts, the failure by Counterparty to comply with its obligations in respect of the termination of those Commodity Contracts under the Facility Agreement (including without limitation a failure to pay the Termination Amount in respect of those Commodity Contracts on the Payment Date therefor in full in cleared and immediately available US Dollar funds into the applicable Redemption Account (as defined in the Facility Agreement) in accordance with clause ___ of the Facility Agreement), other than any such failure which has occurred as a result of the failure of Authorized Participant to comply with the provisions of the terms and conditions of the Shares relating to the Redemption of the corresponding Shares;

“Creation Order” means an order for the issue of Shares by Fund given by the Authorized Participant in accordance with the Authorized Participant Agreement;

“Creation Order Amount” means the amount payable in respect of a Creation Order for Shares by crediting such amount to the Commodity Contract Counterparty Account in accordance with the Authorized Participant Agreement by Authorized Participant to Fund;

“DTC” means the Depository Trust Company, a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC. DTC will act as the securities depository for the shares of each Fund.

“Default Rate” means a rate per annum of interest equal to ________, compounding daily;

“Delayed Settlement” means either a Counterparty Delayed Settlement or an Authorized Participant Delayed Settlement;

“Determining Party” means, in relation to any Settlement Failure, the Party which is not the Settlement Failure Party;

“Early Termination Date” has the meaning given in the Master Agreement;

“Facility Agreement” means the Facility Agreement dated [________] between Counterparty and the Fund providing for the entering into and termination of Commodity Contracts;

“Funding Rate” means a rate per annum of interest equal to _______, compounding daily;

“Group” means, in relation to a person, that person and any Affiliate of that person;

“Hedging Position” means, with respect to one or more Shares (if Authorized Participant is the Determining Party) or Commodity Contracts (if Counterparty is the Determining Party), any transaction (or group or series or portions of transactions) entered into by the Determining Party (or an Affiliate of the Determining Party) with any other person or persons (including, without limitation, Authorized Participant, Counterparty or an Affiliate of any of them) which it is commercially reasonable to regard as limiting or having the effect of limiting the extent to which the Determining Party (or an Affiliate of the Determining Party) will be affected by any risk or other exposure arising under or in respect of such Shares as a result of Authorized Participant giving a Creation Order Form or a Redemption Notice in respect of those Shares (if Authorized Participant is the Determining Party), or in respect of such Commodity Contracts as a result of Fund giving any Notice for entering into or termination of those Commodity Contracts (if Counterparty is the Determining Party);

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement);

“Loss” has the meaning given in the Master Agreement, but as if the word “includes” in the second sentence of the definition of such term in the Master Agreement were amended to “excludes” and as if the words “except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies” were deleted;

“Master Agreement” means:

(a)

[if Counterparty and Authorized Participant have an existing ISDA Master: the 1992 ISDA Master Agreement (Multicurrency–Cross Border) dated [_____] between Counterparty and Authorized Participant (including the Schedule thereto)]

(b)	[if Counterpary and Authorized Participant do not have an existing ISDA Master:

(i)

(a) with effect from the execution and delivery of a 1992 ISDA Master Agreement (Multicurrency–Cross Border) between Counterparty and Authorized Participant, such agreement (including the Schedule thereto) and

(ii)

(b) prior to such execution and delivery, an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency–Cross Border) (including the Schedule thereto) as if Counterparty and Authorized Participant had executed an agreement in such a form (but without any schedule thereto except for the election of New York law as the governing law, “Loss” as the payment measure, “Second Method” as the payment method and US Dollars as the termination currency)];

“Notice” has the meaning given in Section 9.1;

“Notional Transaction” has the meaning given in Section 2.4;

“Other Amounts” has the meaning given in Section 8.1;

“Party” means a party to this Agreement;

“Payment Date” has the meaning given in the Facility Agreement;

“Proceedings” has the meaning given in Section 15.2;

“Prospectus” means the prospectus dated ________;

“Redemption” means the redemption of Shares;

“Redemption Amount” means the amount payable by or on behalf of a Fund to Authorized Participant upon Redemption of Shares;

“Relevant Transaction” has the meaning given in Section 4.3;

“Settlement Failure” means either a Counterparty Settlement Failure or an Authorized Participant Settlement Failure;

“Settlement Failure Amounts” has the meaning given in Section 8.1;

“Settlement Failure Date” means, in relation to a Settlement Failure, the date on which such Settlement Failure occurred;

“Settlement Failure Party” means, in relation to a Settlement Failure, (a) Counterparty if the Settlement Failure is a Counterparty Settlement Failure or (b) Authorized Participant if the Settlement Failure is an Authorized Participant Settlement Failure;

“Sponsor” means ETF Securities USA LLC, a Delaware limited liability company;

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax;

“Termination” means the termination of Commodity Contracts in accordance with the Facility Agreement;

“Termination Amount” means, in respect of a Termination, the amount determined in accordance with paragraph __ of Schedule __ of the Facility Agreement for that Termination;

“Termination Currency” has the meaning given in the Master Agreement;

“Transaction” has the meaning given in the Master Agreement;

“US Dollars” means the lawful currency of the United States of America.

Interpretation

1.2 The following rules shall apply to the interpretation of this Agreement unless the context otherwise requires:

(a)	Headings to sections, paragraphs, and other provisions of this Agreement are inserted for ease of reference only and shall not affect the interpretation of this Agreement.

(b)	Any reference to a person or persons includes reference to any individual, corporation, partnership, joint venture, association, public body, governmental authority or other entity.

(c)	Words in the singular shall also include the plural and vice versa.

(d)	Any reference to a Section or Schedule is a reference to a Section or Schedule of this Agreement.

(e)

Any reference to this Agreement or to any other agreement or document includes a reference to this Agreement, or, as the case may be, such other agreement or document, as amended, varied, novated, supplemented or replaced from time to time.

(f)	Any reference in this Agreement to a time is a reference to local time in London, England.

Non Waiver

1.3 No failure or delay by any Party in exercising any right or remedy provided by law under or pursuant to this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of such right or remedy or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

Consequence of unenforceability

1.4 If at any time any provision of this Agreement shall be found by any court or administrative body of competent jurisdiction to be invalid, illegal or unenforceable:

(a)	such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement which shall remain in full force and effect; and

(b)

the Parties shall attempt to substitute for any invalid, illegal or unenforceable provision a valid, legal or enforceable provision which achieves to the greatest extent possible the same effect as would have been achieved by the invalid, illegal or unenforceable provision.

2.	Obligations Relating To Settlement Failures

Acknowledgements

2.1 Each of Counterparty and Authorized Participant acknowledges that:

(a)

in respect of entering into Commodity Contracts in respect of which notice has been delivered to Counterparty under the Facility Agreement, Fund will not be able to make payment of the relevant amount unless and until Authorized Participant pays the Creation Order Amount in respect of the corresponding Shares in accordance with the Authorized Participant Agreement;

(b)

in respect of each Redemption of Shares by Authorized Participant in relation to which notice has been delivered to Counterparty under the Facility Agreement, Fund will not be able to make payment of the relevant Redemption Amount unless and until Counterparty pays the Termination Amount in respect of the corresponding Commodity Contracts in accordance with the Facility Agreement; and

(c)	they have accordingly agreed to make payments to one another in accordance with this Section 2 if a Settlement Failure occurs.

Notification of Commodity Contract Counterparty Account

2.2 Counterparty shall notify Authorized Participant of the details of the Commodity Contract Counterparty Account from time to time.

Notification of Compensation Amount Determination Date

2.3 If at any time a Settlement Failure occurs and has been continuing for a period of at least three Business Days running from and including the Settlement Failure Date, then the Determining Party may by notice in writing to the Settlement Failure Party designate a day not earlier than the day such notice is effective as a Compensation Amount Determination Date in respect of that Settlement Failure. The Compensation Amount Determination Date in respect of that Settlement Failure will then occur on the date so designated, whether or not that Settlement Failure is then continuing.

Determination of Compensation Amounts

2.4 If a Compensation Amount Determination Date has been designated in respect of a Settlement Failure in accordance with Section 2.3, then the Determining Party will determine the Compensation Amount with respect to that Settlement Failure as the amount (denominated in US Dollars) that would have been its Loss under the Master Agreement if:

(a)

in relation to each Commodity Contract to which the Settlement Failure relates, Counterparty and Authorized Participant had entered into a Transaction the material terms of which are identical to the material terms with respect to the entering into and Termination of that Commodity Contract (but as if Authorized Participant had been a party thereto in place of Fund) (each such Transaction being a Notional Transaction);

(b)	the occurrence of the Settlement Failure constituted an Additional Termination Event under the Master Agreement, with respect to which:

(i)

Counterparty would be the sole Affected Party if the Settlement Failure were a Counterparty Settlement Failure, and Authorized Participant would be the sole Affected Party if the Settlement Failure were an Authorized Participant Settlement Failure; and

	(ii)	the only Affected Transactions were the Notional Transactions;

(c)	an Early Termination Date had occurred under the Master Agreement pursuant to the occurrence of such Additional Termination Event on the Compensation Amount Determination Date;

(d)	Counterparty and Authorized Participant had elected in the Master Agreement that Loss would be the payment measure applicable to the Notional Transactions; and

(e)	the Termination Currency were US Dollars,

and on the basis that the reference to “any loss or cost incurred as a result of the Determining Party terminating, liquidating, obtaining or re-establishing any hedge or related trading position (or any gain resulting from any of them)” in the definition of “Loss” shall include, without limitation, any loss or cost incurred, or gain realised, by the Determining Party or any of its Affiliates as a result of such person terminating, liquidating, obtaining or re-establishing any Hedging Position with respect to the Commodity Contracts (if Counterparty is the Determining Party) or the Shares (if Authorized Participant is the Determining Party) to which the Settlement Failure relates.

Calculations

2.5 The Determining Party will determine the Compensation Amount with respect to a Settlement Failure in accordance with Section 2.4 on or as soon as reasonably practicable following the occurrence of the Compensation Amount Determination Date for that Settlement Failure, and will provide to the Settlement Failure Party a statement showing, in reasonable detail, such calculations (including all relevant quotations, if any, and specifying the Compensation Amount).

Payment of Compensation Amounts

2.6 If the Compensation Amount is a positive number, the Settlement Failure Party will pay it to the Determining Party; if it is a negative number, the Determining Party will pay the absolute value of the Compensation Amount to the Settlement Failure Party. Such amount shall be payable by the relevant Party on the day on which the notice given by the Determining Party in respect of such Compensation Amount is effective. The Compensation Amount is payable for the loss of bargain and the loss of protection against future risks, and, except as otherwise provided in this Agreement, neither Party will be entitled to recover any additional damages as a consequence of the occurrence of a Settlement Failure

3.	Undertakings

3.1 Authorized Participant undertakes that it shall comply with its obligations and undertakings under the Authorized Participant Agreement, and further undertakes that:

(a)

it shall not represent or suggest to any potential investors in or distributors of Commodity Contracts that either Counterparty or any of its Affiliates has structured Shares, or provided any advice or information in respect of Shares (other than the information expressly referred to in Section ___ of the Facility Agreement as having been provided by Counterparty), or accepted any responsibility in respect of the Prospectus; and

(b)	it shall not offer or sell Shares to, and will not conduct any offers, selling efforts, promotions, marketing, advertising or other related activities in respect of Shares in a manner that could denote, hold out or suggest that any Shares may be suitable for investment by, any persons other than professional or institutional investors.

3.2 Counterparty undertakes that it shall comply with its obligations and undertakings under the Facility Agreement.

4.	Representations

4.1 Authorized Participant hereby gives, as at the date of this Agreement, the representations and warranties set out in Schedule 1.

4.2 Counterparty hereby gives, as at the date of this Agreement, the representations and warranties set out in Schedule 2.

4.3 Each of Authorized Participant and Counterparty represents to one another as follows on the date of this Agreement and on each day on which Shares are issued to Authorized Participant, or Shares held by Authorized Participant are Redeemed, by Fund and Commodity Contracts are entered into or Terminated between Counterparty and Fund in connection with such issue or Redemption (each such issue, Redemption, entering into or Termination being a Relevant Transaction):

(a)

that it is acting for its own account, and it has made its own independent decisions to enter into this Agreement and (in the case of Authorized Participant) the Authorized Participant Agreement and (in the case of Counterparty) the Facility Agreement and as to whether each Relevant Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary;

(b)

that it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into any Relevant Transaction; it being understood that information and explanations related to the terms and conditions of a Relevant Transaction shall not be considered investment advice or a recommendation to enter into that Relevant Transaction;

(c)	that no communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of any Relevant Transaction;

(d)

that it is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of each Relevant Transaction, and it is also capable of assuming, and assumes, the risks of any Relevant Transaction;

(e)	that the other party is not acting as a fiduciary for or an adviser to it in respect of any Relevant Transaction; and

(f)

that it is entering into (i) this Agreement, each Relevant Transaction, (in the case of Authorized Participant only) the Authorized Participant Agreement and (in the case of Counterparty only) the Facility Agreement and (ii) any other documentation relating to this Agreement, each Relevant Transaction, (in the case of Authorized Participant only) the Authorized Participant Agreement and (in the case of Counterparty only) the Facility Agreement as principal (and not as agent or in any other capacity, fiduciary or otherwise).

5.	Acknowledgements of Authorized Participant

5.1 Authorized Participant acknowledges and agrees that:

(a)

the Shares have been structured and are being marketed or promoted to Authorized Participants by Sponsor and/or the Funds alone, and that Counterparty has had and has no involvement in either of these processes;

(b)

Counterparty has not made, nor does it make, any representations to Authorized Participant as to (i) the suitability of Shares for Authorized Participant or any other investor; (ii) the appropriate accounting treatment or possible tax consequences of an investment in any Shares; or (iii) the expected performance of any Shares, either in absolute terms or relative to competing investments;

(c)

Counterparty has not verified the information contained in the Prospectus (other than the information expressly referred to in Section___ of the Facility Agreement as having been provided by Counterparty) and has not made any representation, warranty or undertaking, express or implied, to any person or accepted any responsibility or liability as to the accuracy or completeness of any information contained in the Prospectus or any other information supplied in connection with Shares or their distribution;

(d)	Shares represent an interest in the Funds only and do not represent an interest in or obligation of Counterparty;

(e)	the interests in the Funds represented by the Shares are not guaranteed by Counterparty or any other member of the Counterparty Group; and

(f)

if it is in material and persistent breach of any selling restrictions to which it is subject under the Authorized Participant Agreement or this Agreement, (and for the avoidance of doubt for the purposes of this Section an Authorized Participant is in persistent breach of such selling restrictions where it has breached them at least 3 (three) times in any period of 12 months), Counterparty shall be entitled to designate Authorized Participant an Unacceptable Authorized Participant for the purposes of the Facility Agreement.

6.	Payments and Interest

6.1 Where a day on which a payment would otherwise be due and payable is not a Business Day, such payment shall be due and payable by the payer on the next following Business Day.

6.2 All monies payable under this Agreement shall be paid in US Dollars in cleared and immediately available funds and without set-off or counterclaim (other than any set-off expressly contemplated by this Agreement).

6.3 Interest on any amount outstanding under this Agreement shall accrue from the date on which such outstanding amount was due until the date on which such outstanding amount is paid:

(a)	at the Funding Rate from and including the date on which such outstanding amount was due to but excluding the date falling three Business Days after that date; and

(b)	thereafter at the Default Rate.

6.4 Following the occurrence of a Delayed Settlement, the Calculation Agent shall calculate the Delayed Settlement Compensation Amount to be paid between Counterparty and Authorized Participant under this Section6.4on account of that Delayed Settlement. The Delayed Settlement Compensation Amount payable between the parties in relation to a Delayed Settlement shall be determined as an amount of interest accruing on the balance of the Creation Order Amount (if an Authorized Participant Delayed Settlement) or Termination Amount (if a Counterparty Delayed Settlement) that is the subject of the Delayed Settlement from the Payment Date to which the Delayed Settlement relates. Such interest shall be determined as:

(a)	accruing at the Funding Rate; and:

(b)	ceasing to accrue:

(i)

in relation to the balance of a Creation Order Amount, (A) on the date on which the Commodity Contracts relating to such balance are Terminated by Counterparty in accordance with the terms of the Facility Agreement, or (B) if such Commodity Contracts are not so Terminated, on the date on which such balance is paid by Authorized Participant into the Commodity Contract Counterparty Account in accordance with the Authorized Participant Agreement; and

(ii) in relation to the balance of a Termination Amount, on the date on which such balance is paid by Counterparty into the relevant Redemption Account (as defined in the Facility Agreement).

6.5 If the Delayed Settlement is a Counterparty Delayed Settlement, the Delayed Settlement Compensation Amount determined pursuant to Section 6.4 above shall be payable by Counterparty to Authorized Participant within 2 Business Days of written demand being made by Authorized Participant, and if the Delayed Settlement is an Authorized Participant Delayed Settlement, the Delayed Settlement Compensation Amount so determined shall be payable by Authorized Participant to Counterparty within 2 Business Days of written demand being made by Counterparty.

7.	Deduction or Withholding for Tax

Gross-up

7.1 All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a Party is so required to deduct or withhold, then that Party (X) will:

(a)	promptly notify the other Party (Y) of such requirement;

(b)

pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 7) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(c)	promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(d)

if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:

(i) the failure by Y to comply with or perform any agreement contained in Section 7.3 (if Y is Authorized Participant) or Section 7.4 (if Y is Counterparty) of this Agreement; or

(ii)

the failure of a representation made by Y pursuant to Section 7.5 (if Y is Authorized Participant) or Section 7.6 (if Y is Counterparty) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a Party) or (II) a Change in Tax Law.

Liability

7.2 If:

(a)

X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 7.1(d); and

(b)	X does not so deduct or withhold; and

(c)	a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 7.3 (if Y is Authorized Participant) or Section 7.4 (if Y is Counterparty) of this Agreement.

Tax Covenants of Authorized Participant

7.3 Authorized Participant agrees:

(a)

[if Authorized Participant is not a US person: to complete, accurately and in a manner reasonably satisfactory to Counterparty, and to execute and deliver to Counterparty, a United States Internal Revenue Service Form W-8BEN, or any

successor form, representing that it is a non-United States person (i) prior to Authorized Participant first lodging a Creation Order for Shares and thereafter during each third succeeding calendar year, (ii) promptly upon reasonable demand by Counterparty, and (iii) promptly upon learning that any such form previously provided has become obsolete or incorrect;]

[or, if Authorized Participant is a U.S. person:

to complete, accurately and in a manner reasonably satisfactory to Counterparty, and to execute and deliver to Counterparty, a United States Internal Revenue Service Form W-9 or successor form (i) before the first Payment Date under this Agreement, (ii) promptly upon reasonable demand by Counterparty, and (iii) promptly upon learning that any such Form previously provided has become obsolete or incorrect;]

[or, if Authorized Participant is a multi-branch party:

(i) with respect to payments made to an address within the United States or made by a transfer of funds to an account within the United States, to complete, accurately and in a manner reasonably satisfactory to Counterparty, and to execute and deliver to Counterparty, a United States Internal Revenue Service Form W-8ECI or successor form and (ii) with respect to payments made to an address outside the United States or made by a transfer of funds to an account outside the United States, to complete, accurately and in a manner reasonably satisfactory to Counterparty, and to execute and deliver to Counterparty, a United States Internal Revenue Service Form W-8BEN or successor form (with Part II completed and a Taxpayer Identification Number provided), in each case, (A) before the first date on which an amount is payable by Authorized Participant under this Agreement, (B) promptly upon reasonable demand by Counterparty, and (C) promptly upon learning that any such Form previously provided has (or is about to) become obsolete or incorrect;] and

(b)

to complete (accurately and in a manner reasonably satisfactory to Counterparty), execute, arrange for any required certification of, and deliver to Counterparty or such government or taxing authority as Counterparty directs, any form or document or other procedural formalities that may reasonably be required or reasonably requested in order to enable Counterparty to make, or obtain authorisation to make, a payment under this Agreement without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate, as soon as reasonably practicable upon the earlier of: (i) reasonable demand by Counterparty, and (ii) learning that the form or document is required.

Tax Covenants of Counterparty

7.4 Counterparty agrees to complete, accurately and in a manner reasonably satisfactory to Authorized Participant, execute, arrange for any required certification of, and deliver to Authorized Participant or such government or taxing authority as Authorized Participant directs, any form or document that may be reasonably required or reasonably requested in order to allow Authorized Participant to make a payment under this Agreement without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate, as soon as reasonably practicable upon the earlier of: (i) reasonable demand by Authorized Participant, and (ii) learning that the form or document is required.

Tax Representations of Authorized Participant

7.5 Authorized Participant makes the following representations to Counterparty at all times during the term of this Agreement:

[if Authorized Participant is not a US person:

(a)

it is a “non-U.S. branch of a foreign person” (as that term used in section 1.1441-4(a)(3)(ii) of U.S. Treasury Regulations) and a “foreign person” (as that term is used in section 1.6041 4(a)(4) of U.S. Treasury Regulations) for U.S. federal income tax purposes;

(b)

it is fully eligible for the benefits of the “Business Profits” provision, the “Interest” provision or the “Other Income” provision of the Treaty with respect to Taxes on Income and on Capital Gains between the United States and Authorized Participant’s jurisdiction of tax residence (as amended or substituted from time to time) with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement; and

(c)	no payment received or to be received by it in connection with this Agreement is attributable to a trade or business carried on by it through a permanent establishment in the United States.]

[or, if Authorized Participant is a US person:

it is a “U.S. Person” (as that term is used in section 1.1441-4(a)(3)(ii) of U.S. Treasury Regulations) for U.S. federal income tax purposes.]

[or, if Authorized Participant is a multi-branch party:

(d)

with respect to payments made to an address within the United States or made by a transfer of funds to an account within the United States, such payment will be effectively connected with the conduct by Authorized Participant of a trade or business in the United States; and

(e)	with respect to payments made to an address outside the United States or made by a transfer of funds to an account outside the United States:

(i)

Authorized Participant is a “non-U.S. branch of a foreign person” (as that term used in section 1.1441-4(a)(3)(ii) of U.S. Treasury Regulations) and a “foreign person” (as that term is used in section 1.6041-4(a)(4) of U.S. Treasury Regulations) for U.S. federal income tax purposes;

(ii)

Authorized Participant is fully eligible for the benefits of the “Business Profits” provision, the “Interest” provision or the “Other Income” provision of the Treaty with respect to Taxes on Income and on Capital Gains between the United States and Authorized Participant’s jurisdiction of tax residence (as amended or substituted from time to time) with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement; and

(iii)

no payment received or to be received by Authorized Participant in connection with this Agreement is attributable to a trade or business carried on by it through a permanent establishment in the United States.]

Tax Representations of Counterparty

7.6 Counterparty makes the following representation to Authorized Participant at all times during the term of this Agreement:

For US tax purposes, Counterparty shall be deemed to be acting under this Agreement as nominee for _______.

8.	Set-Off

8.1 If a Compensation Amount Determination Date has been designated in respect of a Settlement Failure in accordance with Section 2.3, then any amounts (Settlement Failure Amounts) payable to one Party (the Payee) by the other Party (the Payer) under this Agreement pursuant to the occurrence of that Settlement Failure will, at the option of the Determining Party in relation to the relevant Settlement Failure (and without prior notice to the Settlement Failure Party) be reduced by set-off against any other amounts (Other Amounts) payable by the Payee to the Payer (whether or not arising under this Agreement or the Master Agreement, matured or contingent and irrespective of the currency, place of payment or place of booking of the obligation). To the extent that any Other Amounts are so set off, those Other Amounts will be discharged promptly and in all respects. The Determining Party will give notice to the Settlement Failure Party of any set-off effected under this Section 8.1.

8.2 For the purpose of this Section 8, either the Settlement Failure Amounts or the Other Amounts (or the relevant portion of such amounts) may be converted by the Determining Party into the currency in which the other is denominated at the rate of exchange at which such Party would be able, in good faith and using commercially reasonable procedures, to purchase the relevant amount of such currency.

8.3 If, for the purposes of Section 8.1, an obligation is unascertained, the Determining Party may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant Party accounting to the other when the obligation is ascertained.

8.4 Nothing in this Section 8 will be effective to create a charge or other security interest. This Section 8 will be without prejudice and in addition to any right of set-off, offset, combination of accounts, lien, right of retention or withholding or similar right or requirement to which any Party is at any time otherwise entitled or subject (whether by operation of law, contract or otherwise).

9.	Notices

9.1 A notice given between Authorized Participant and Counterparty under or in connection with this Agreement (a Notice):

(a)	shall be in writing, in English and signed by an Authorized Individual; and

(b)	delivered personally or sent by first class post pre-paid recorded delivery (and air mail if abroad) or by fax to the Party due to receive the Notice to the address set out in

Section 9.3 or to another address, person or fax number specified by that Party by not less than seven days’ written notice to the other Party received before the Notice was despatched.

9.2 Unless there is evidence that it was received earlier, a Notice is deemed given if:

(a)	if delivered by hand, at the time of actual delivery;

(b)	if sent by prepaid recorded delivery or registered post (or registered airmail in the case of an address outside the United States), on the date it is delivered or its delivery is attempted; or

(c)	if sent by fax, upon sending, subject to confirmation of uninterrupted and error-free transmission by a transmission report.

9.3 The addresses referred to in Section 9.1 are:

Name of Party	Address	Facsimile No.	Marked for the attention of

Counterparty		To be notified to Authorized Participant from time to time	Chief Financial Officer (with a copy to the General Counsel)

Authorized Participant	[address of Authorized Participant]	[fax of Authorized Participant]	[name]

10.	Amendment

10.1 This Agreement may only be amended by a written instrument signed by the Parties or their duly Authorized representatives, and provisions of this Agreement may only be waived by a written instrument signed by the Party giving the waiver or its duly Authorized representative.

11.	Termination

11.1 This Agreement shall terminate upon termination of the Facility Agreement (but any such termination shall not affect the liability of parties for obligations incurred prior to such termination).

12.	Assignment

12.1 Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred by Authorized Participant to another entity without the prior written consent of Counterparty (other than pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all of Authorized Participant’s assets to another entity in the same jurisdiction as Authorized Participant) and any purported transfer without such consent will be void. If a transfer is permitted pursuant to this Section 12.1, Authorized

Participant shall pay all stamp and documentary duties and taxes arising as a result of or in connection with any such transfer.

12.2 Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred by Counterparty to another entity without the prior written consent of Authorized Participant (and any purported transfer without such consent will be void), unless such transfer is:

(a)

pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all of Counterparty’s assets to another entity in the same jurisdiction as Counterparty; or

(b)	to a transferee to whom Counterparty has transferred its rights and obligations under the Facility Agreement pursuant to clause 8.1 thereof,

in which case no such consent shall be required. If a transfer is permitted pursuant to this Section 12.2, Counterparty shall pay all stamp and documentary duties and taxes arising as a result of or in connection with any such transfer.

13.	Survival

13.1 The provisions of this Agreement shall continue in full force and effect notwithstanding the completion of the arrangements set out herein and regardless of any investigation by any Party.

14.	Miscellaneous

14.1 Nothing in this Agreement shall make a Party a partner or an agent of the other Party.

15.	Governing law and Jurisdiction

15.1 This Agreement shall be governed by and construed in accordance with New York law.

15.2 With respect to any suit, action or proceedings relating to this Agreement (Proceedings), each Party irrevocably: (i) submits to the non-exclusive jurisdiction of New York courts; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such Party.

15.3 Nothing in this Agreement precludes either Party from bringing Proceedings in any other jurisdiction nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

16.	Counterparts

This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when so executed shall constitute one and the same binding agreement between the Parties.

SCHEDULE 1

REPRESENTATIONS AND WARRANTIES BY AUTHORIZED PARTICIPANT

Authorized Participant represents and warrants:

(a)	that at any time when it submits a request for the Redemption of any Shares, it will be the only person who is a beneficial owner of such Shares;

(b)	that it is a company duly incorporated and validly existing under the laws of _________________;

(c)

that it has the requisite power and authority to enter into and perform this Agreement and the Authorized Participant Agreement (including without limitation the Authorized Participant Agreement) and all such actions have been duly Authorized by all necessary procedures on its part;

(d)

that its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(e)	that the execution and delivery by it of this Agreement and the Authorized Participant Agreement and the performance by it of this Agreement and the Authorized Participant Agreement will not:

(i) result in a breach of any provision of its memorandum and articles of association or other constituent documents;

(ii) result in a breach of, or constitute a default under, any instrument to which it is a party or by which it is bound; or

(iii) result in a breach of any order, judgment or regulation by which it is bound; and

(f)	that it has not done or omitted to do anything which constitutes a breach of this Agreement.

SCHEDULE 2

REPRESENTATIONS AND WARRANTIES BY COUNTERPARTY

Counterparty represents and warrants:

(a)	that it is a corporation domiciled in _________;

(b)

that it has the requisite power and authority to enter into and perform this Agreement and the Facility Agreement and all such actions have been duly Authorized by all necessary procedures on its part;

(c)

that its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(d)	that the execution, delivery and performance by it of this Agreement and the Facility Agreement will not:

	(i)	result in a breach of any provision of its memorandum and articles of association or other constituent documents;

	(ii)	result in a breach of, or constitute a default under, any instrument to which it is a party or by which it is bound; or

	(iii)	result in a breach of any order, judgment or regulation by which it is bound;

(e)	that it has not done or omitted to do anything which constitutes a breach of this Agreement; and

(f)	that:

	(i)	the information which Counterparty has expressly provided to Fund in writing for inclusion in the Prospectus or in a supplementary prospectus; and

(ii)

any subsequent information which Counterparty may provide to Fund and expressly permit Fund in writing to include in any supplementary prospectus or listing particulars or otherwise to disclose in respect of its listing or offering of Shares, and which is included in the Prospectus or in a supplementary prospectus or listing particulars or any other formal disclosure document as disclosure on Counterparty is true and accurate in all material respects as at the date and time given.

SIGNED by the Parties:

Signed by:	)
)
)
[Authorized Participant]	)
)

Signed by:	)
)
)
[Counterparty]	)
)